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                                                                   EXHIBIT 99.1
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FOR IMMEDIATE RELEASE



                    METROMEDIA INTERNATIONAL GROUP ANNOUNCES

                    THE ELECTION OF MARK S. HAUF AS CHAIRMAN

                        OF ITS BOARD OF DIRECTORS AND CEO


NEW YORK, FEBRUARY 25, 2003-- Metromedia International Group, Inc. (the "Company") (AMEX:MMG), the owner of various interests in communications and media businesses in Eastern Europe, the Commonwealth of Independent States and other emerging markets, today announced that Mark S. Hauf has been appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Hauf will replace Carl Brazell in such positions. Mr. Brazell will continue as a director of the Company. Mr. Hauf will also serve as the Chief Executive Officer of Metromedia International Telecommunications, Inc. ("MITI").

Mr. Hauf has occupied several positions with affiliates of the Company since 1996. As the Chief Operating Officer of MITI since February 2002, he oversaw the Company's communications and media businesses in Eastern Europe and the Commonwealth of Independent States. Prior to that, he served as president of Metromedia China Corporation, where he managed the Company's business interests in the People's Republic of China, including wireless and wireline telephony and information technology service ventures. His career began with Wisconsin Bell in 1968, and after the breakup of the Bell companies he joined Ameritech, a regional Bell company. At Wisconsin Bell and Ameritech, Mr. Hauf held various senior level operating, IT and marketing positions. After leaving Ameritech in 1992 and prior to joining Metromedia China in 1996, Mr. Hauf launched a start-up venture in cable television and information services marketing and consulted on several other telecommunications start-ups. Mr. Hauf holds Bachelor of Science and Master of Business Administration degrees from the University of Wisconsin.

The Company also announced today that Matthew Mosner will no longer serve as Senior Vice President, General Counsel and Secretary of the Company. A replacement has not yet been named.



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                                                                   EXHIBIT 99.1


                       ABOUT METROMEDIA INTERNATIONAL GROUP
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Metromedia International Group, Inc. is a global communications and media company. Through its wholly owned subsidiaries and its business ventures, the Company owns and operates communications and media businesses in Eastern Europe, the Commonwealth of Independent States and other emerging markets. These include a variety of telephony businesses including cellular operators, providers of local, long distance and international services over fiber-optic and satellite-based networks, international toll calling, fixed wireless local loop, wireless and wired cable television networks and broadband networks and FM radio stations.

This news release contains certain forward-looking statements that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, competition, changes in technology and methods of marketing, and various other factors beyond the Company's control. This also includes such factors as are described from time to time in the SEC reports filed by Metromedia International Group, Inc., including its most recently filed quarterly report on Form 10-Q and the Company's annual report on Form 10-K for the year ended December 31, 2001. The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.

Please visit our website at www.metromedia-group.com.
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CONTACTS:

METROMEDIA INTERNATIONAL GROUP, INC.

Ernie Pyle
Senior Vice President Finance,
  Chief Financial Officer and Treasurer

(212) 527-3800